UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 21, 2016

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland		21202

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
   240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2016, Legg Mason, Inc. (the “Company”) entered into a transaction agreement (the “Transaction Agreement”) by and among EnTrustPermal Group Holdings, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (the “Permal Contributor”), EnTrustPermal LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Permal Contributor (“EnTrustPermal”), GH EP Holdings LLC, a Delaware limited liability company controlled by Mr. Gregg Hymowitz (the “EnTrust Contributor”), EP Partners Holdings, LLC, a Delaware limited liability company and Gregg Hymowitz.

Pursuant to the Transaction Agreement, the Permal Contributor, which immediately prior to the closing of the transactions contemplated by the Transaction Agreement, will be the direct owner of the Permal Group Ltd. and its subsidiaries and affiliates (the “Permal Business”), will contribute the Permal Business to its subsidiary, EnTrustPermal. Following this, in a series of transactions, the EnTrust Contributor will contribute all of the entities comprising its business to EnTrustPermal in exchange for consideration of $400 million in cash and a 35% equity interest in EnTrustPermal. Following these transactions, The Company will indirectly, and the Permal Contributor will directly own 65% of the equity interests of EnTrustPermal and the EnTrust Contributor will own 35% of the equity interests of EnTrustPermal.

The combination of the businesses of EnTrust and Permal will create a new global alternatives firm with over $26 billion in pro-forma AUM.  In connection with the combination, the Company expects to incur restructuring charges of approximately $100 million, beginning in the Company’s fourth fiscal quarter of 2016 and continuing throughout fiscal year 2017.

The parties to the Transaction Agreement have made customary representations, warranties and covenants. The consummation of the merger is subject to customary closing conditions, including, among other things, regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as other regulatory approval in certain other countries.

Investors are cautioned that the representations, warranties and covenants included in the Transaction Agreement were made by the parties thereto to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Transaction Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality that may be different from that generally relevant to investors, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the Transaction Agreement. In addition, the representations and warranties may have been included in the Transaction Agreement for the purpose of allocating risk between the parties, rather than to establish matters as facts.

Item 7.01	Regulation FD Disclosure

From time to time, the Company may publish a non-GAAP measure, “EBITDA, Bank Defined,” in a public disclosure. EBITDA, Bank Defined, a liquidity measure, which is the measure of EBITDA that is used in the financial covenants of our bank credit agreement, is defined as Cash provided by operating activities plus (minus) (i) allocation of debt redemption payments, (ii) interest expense, net of certain non-cash items, (iii) current income tax expense, (iv) gains on investments and (v) net change of other assets and liabilities.

We believe that EBITDA, Bank Defined, is useful to investors as a liquidity measure that adds back certain cash items. This measure is provided in addition to Cash provided by operating activities and may not be comparable to non-GAAP performance measures, including measures of EBITDA or cash flow measures, of other companies. Further, EBITDA, Bank Defined is not to be confused with Net income, Cash provided by operating activities or other measures of earnings or cash flows under GAAP, and is provided as a supplement to, and not in replacement of, a GAAP measure.

Attached hereto as Exhibit 99.1 and incorporated herein by reference are reconciliations of EBITDA, Bank Defined, to Cash provided by operating activities.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Agreement to Acquire Majority Ownership Stake in Clarion Partners:

On January 21, 2016, the Company agreed to acquire a majority equity interest in Clarion Partners, a leading diversified real estate investment firm based in New York. One of the largest independent real estate investors, Clarion Partners manages approximately $40 billion as of December 2015. Clarion Partners will operate as the primary independent real estate investment affiliate for Legg Mason. Clarion Partners manages investments for institutional investors in a broad range of real estate assets including office buildings, hotels, residential and retail properties.

Under the terms of the transaction, the Company will acquire an 83% ownership stake in Clarion Partners for $585 million. In addition, the Company will pay for certain co-investments on a dollar for dollar basis, estimated at $16 million as of December 31, 2015. The management team will retain 17% of the outstanding equity in Clarion Partners, with the Company’s ownership percentage and the purchase price being adjusted lower if the management team elects before the closing to retain more than 17% (not exceeding 20%). The firm’s previous majority owner, Lightyear Capital, will sell its entire ownership stake in the transaction. The deal is expected to close in the second calendar quarter of 2016.

The acquisition of Clarion Partners significantly expands Legg Mason’s offerings across the alternative asset management category, adding differentiated real estate capabilities, including:

•	Core Portfolios: Lower risk and leverage; substantially leased properties in larger markets.

•	Core-Plus / Value-Add Portfolios: Moderate risk and leverage; properties typically require a capital investment for re-positioning, re-leasing or enhancement.

•	Opportunistic Portfolios: Higher risk and leverage; projects that may involve new development, less traditional property sectors, or more complex structures.

Strategic Investment in Precidian Investments, LLC:

On January 22, 2016, the Company agreed to acquire a minority equity position in Precidian Investments, LLC, a firm specializing in creating innovative products and solutions and solving market structure issues, particularly with regard to the ETF marketplace. Precidian leverages its patented intellectual property to both power its own ETF products subadvised by unaffiliated managers and to work with financial services firms to jointly develop solutions, structures and products to meet investor needs.

Under the terms of the transaction, the Company acquired series B preferred units of Precidian that entitle the Company to 19.9% of the voting and economic interests of Precidian, along with customary preferred equity protections. At its sole option during the 48 months following the initial investment, the Company may, subject to satisfaction of closing conditions, convert its Preferred Units to 75% of the common equity of the Company on a fully diluted basis.

Proposed Royce Management Equity Plan:

On January 21, 2016, the Company reached agreement in principle with the management of its existing wholly owned subsidiary, Royce & Associates (“Royce”), subject to the execution of definitive documents, regarding employment arrangements with Royce management and the implementation of a management equity plan (“MEP”) for its key employees. The MEP will entitle the key employees to continue to share in the revenue of Royce (net of certain distribution-related costs), but at a reduced percentage, and to begin sharing in the value of Royce through the issuance of Royce equity units for agreed-upon percentages of Royce’s net revenues. The Company will also receive a permanent increase of 2 percent of Royce's net revenues, phased in over a 13 month period. The existing revenue sharing agreement between the Company and Royce will be terminated. As a result of the implementation of the MEP, the Company expects to incur a non-cash charge between approximately $35 million and $50 million upon the initial issuance of MEP units, in the quarter ending March 31, 2016.

Under the MEP, a component of Royce management's share of revenues under the current revenue sharing agreement will be equitized into dividend paying minority interests, with an option for additional equitizations over the next 3 years. Any additional issuances will also incur non-cash charges, based on their value at the time of grant.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

	Exhibit No.	Subject Matter

	99.1	Reconciliation of EBITDA, Bank Defined, to Cash provided by operating activities

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date:	January 22, 2016	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and
General Counsel

LEGG MASON, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

99.1	Reconciliation of EBITDA, Bank Defined, to Cash provided by operating activities